Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$13,222,660
Unrealized Gain (Loss) on Market Value of Futures	(1,417,750)
Dividend Income	15,319
Interest Income	4,124
ETF Transaction Fees	2,100
Total Income (Loss)	$11,826,453

Expenses
General Partner Management Fees	$124,687
Professional Fees	64,162
Brokerage Commissions	4,852
Directors' Fees and insurance	1,682
NYMEX License Fee	3,117
SEC & FINRA Registration Expense	11,625
Total Expenses	$210,125
Net Income (Loss)	$11,616,328

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/20	$244,263,661
Withdrawals (1,300,000 Shares)	(20,877,120)
Net Income (Loss)	11,616,328

Net Asset Value End of Month	$235,002,869
Net Asset Value Per Share (14,600,000 Shares)	$16.10

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596